SPECIMEN

CERTIFICATE NUMBER	NUMBER OF SHARES

DWS RREEF WORLD REAL ESTATE & TACTICAL STRATEGIES FUND, INC.
Organized Under the Laws of the State of Maryland
Common Stock
$.01 Par Value Per Share
This certifies that                       is the owner of                        fully paid and non-assessable shares of Common Stock, $.01 par value per share, of DWS RREEF World Real Estate Plus Fund, Inc. (the “Fund”) transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.
IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ___ day of                      A.D. 200___.

DWS RREEF WORLD REAL ESTATE & TACTICAL STRATEGIES FUND, INC.
As Transfer Agent and Registrar [Seal]

By:	By:

[Seal]

Authorized Signature		President

Secretary

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto                      shares of Common Stock, represented by this Certificate, and does hereby irrevocably constitute and appoint                      Attorney to transfer said shares on the books of the within named Fund with full power of substitution in the premises.

Dated:

In presence of

The Fund will furnish to any stockholder on request and without charge a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Fund is authorized to issue and, if the Fund is authorized to issue any preferred or special class in series, of the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Any such request should be addressed to the Secretary of the Fund.
Unless this certificate is presented by an authorized representative of                     , to the Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of                      or in such other name as is requested by an authorized representative of                      (and any payment is made to                      or to such other entity as is requested by an authorized representative of                     ), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof,                     , has an interest herein.